EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Viad Corp
Phoenix, Arizona

We consent to the incorporation by reference in Registration Statement Nos. 33-41870, 33-57630, 33-64493, 33-56531 on Form S-8
and Nos. 33-54465, 333-06357, 33-55360, 33-64495 on form S-3 of
Viad Corp (formerly named The Dial Corp), of our report dated February 21, 1997, appearing in this Annual Report on Form 10-K of Viad Corp for the year ended December 31, 1996.


/s/  DELOITTE & TOUCHE LLP
     Phoenix, Arizona

March 25, 1997